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                                 FORM OF OPINION                     Exhibit 5.1
                                                                     -----------


                           JONES, DAY, REAVIS & POGUE
                                   North Point
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114


                               _____________, 1999


Oglebay Norton Company
1100 Superior Avenue, 21st Floor
Cleveland, OH  44114-2598

                   Re: 10% Senior Subordinated Notes due 2009
                       --------------------------------------

Ladies and Gentlemen:

                  We are acting as counsel for Oglebay Norton Company, a Delaware corporation (the "Company"), in connection with the proposed issuance of up to $100,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2009 (the "Exchange Notes"), and the guarantees of the Exchange Notes (the "Subsidiary Guarantees" and, together with the Exchange Notes, the "Securities") by certain subsidiaries (the "Subsidiary Guarantors") of the Company, in exchange for its 10% Senior Subordinated Notes due 2009, and the guarantees of such notes by the Subsidiary Guarantors (the "Original Securities"). Reference is made to (i) the Company's Registration Statement on Form S-4 (the "Registration Statement") with respect to the Securities, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), (ii) the Indenture, dated as of February 1, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), pursuant to which the Securities will be issued in exchange for the Original Securities, and (iii) the Registration Rights Agreement, dated as of February 1, 1999, among the Company, the Subsidiary Guarantors and CIBC Oppenheimer Corp. (the "Registration Rights Agreement").

                  In rendering this opinion, we have assumed that the signatures on all documents examined by us are genuine. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the limitations set forth below, we are of the opinion that:

                  1. The Exchange Notes have been duly authorized and, when duly executed by authorized officers of the Company, authenticated by the Trustee, and issued in accordance with the Indenture and the Registration Rights Agreement, will be binding obligations of the Company, entitled to the benefits of the Indenture, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights



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         generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  2. Subject to the exceptions set forth in the next paragraph hereof, the Subsidiary Guarantees have been duly authorized and, when duly executed and delivered by authorized officers of the Subsidiary Guarantors, authenticated by the Trustee, and issued in accordance with the Indenture and the Registration Rights Agreement, the Subsidiary Guarantees will be binding obligations of the Subsidiary Guarantors, entitled to the benefits of the Indenture, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  The opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of California, the Ohio General Corporation Law and the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of, or the enforceability under, the laws of any other jurisdiction. With respect to the opinions expressed in paragraph 2 hereof concerning Colorado Silica Sand, Inc. and Global Stone Port Inland, Inc., we have assumed that the Subsidiary Guarantees have been duly authorized by such entities.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,